Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in

•	Registration Statement No. 333-218909 on Form S-8
•	Registration Statement No. 333-205194 on Form S-8
•	Registration Statement No. 333-130167 on Form S-8
•	Registration Statement No. 333-64714 on Form S-8
•	Registration Statement No. 333-89071 on Form S-8
•	Registration Statement No. 333-105930 on Form S-8
•	Registration Statement No. 333-135683 on Form S-8
•	Registration Statement No. 333-159908 on Form S-8
•	Registration Statement No. 333-159909 on Form S-8
•	Registration Statement No. 333-195653 on Form S-8

of our report dated April 10, 2017 (February 26, 2018 as to the changes in presentation discussed in Discontinued Operations and Other Adjustments section in Note 1), relating to the financial statements and financial statement schedule of Layne Christensen Company and subsidiaries appearing in this current report on Form 8-K of Layne Christensen Company dated February 26, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 26, 2018